SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 25, 2005


                                RONCO CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                    0-27471                 84-1148206
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(State of Incorporation)      (Commission File No.)        (I.R.S. Employer
                                                         Identification Number)


                   21344 Superior Street, Chatsworth CA 91311
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                    (Address of Principal Executive Offices)

                                 (818) 775-4602
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              (Registrant's Telephone Number, including area code)



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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

         On October 25, 2005, Ronco Corporation (the "Registrant"), a Delaware corporation, and Prestige Capital Corporation ("Prestige"), a private corporation, entered into a Purchase and Sale Agreement (the "Agreement") pursuant to which Prestige agreed to buy and accept, and the Registrant agreed to sell and assign, certain accounts receivable owing to Registrant ("Accounts"), together with all rights of action accrued or to accrue thereon. Under the terms of the Agreement, upon the receipt and acceptance of each assignment of Accounts, Prestige shall pay Registrant seventy-five percent (75%) of the face amount of the Accounts so assigned. The advance rate under the Agreement shall increase to eighty percent (80%) of the face amount of the Accounts assigned if the event of dilution of the Accounts is less than five percent for the first 60 days of the term of the Agreement. Under the Agreement, Prestige has agreed to purchase Accounts with a maximum aggregate face amount of eight million (8,000,000) dollars. The fee payable by Registrant to Prestige under the Agreement is two percent (2%) of the face amount of assigned Accounts if the receivable is collected within 15 days, two and three-quarters percent (2.75%) of the face amount if the receivable is collected within 30 days, three and three-quarters percent (3.75%) of the face amount if the receivable is collected within 45 days, four and three-quarters percent (4.75%) of the face amount if the receivable is collected within 60 days, and five and three-quarters percent (5.75%) of the face amount if the receivable is collected within 75 days. Thereafter, the rate goes up by one percent (1%) for each additional fifteen (15) day period until the Account is paid. The initial term of the Agreement expires on May 1, 2006, but the Agreement will thereafter be automatically extended for additional one-year terms unless a party provides written notice of cancellation at least sixty (60) days prior to the expiration of the initial or renewal term.

         Under the terms of the Agreement, Registrant granted to Prestige a continuing security interest in, and lien upon, all accounts, instruments, inventory, documents, chattel paper and general intangibles, whether now owned or hereafter created or acquired, as security for the prompt performance and payment of all obligations of Registrant to Prestige under the Agreement.

         On October 28, 2005, Registrant sold and assigned, and Prestige bought and received, Accounts with an aggregate face amount of approximately four million-one hundred thousand (4,100,000) dollars. As payment for the Accounts so sold and assigned, Prestige paid to Registrant approximately three million-one hundred thousand (3,100,000) dollars in cash.

         The foregoing description of the Purchase and Sale Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of that agreement, a copy of which is attached as Exhibit 10.19 to this Report.


SECTION 5.02. DEPARTURE AND APPOINTMENT OF DIRECTORS AND PRINCIPAL OFFICERS.

Directors

      On October 28, 2005, Mr. Anthony C. Brown resigned from his position as a member of the Registrant's Board of Directors. Mr. Brown resigned from the Registrant's Board of Directors in order to pursue other personal business interests.

SECTION 9. FINANCIAL STATEMENT AND EXHIBITS.

(c) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit     Description
-------     -----------
10.19       Purchase and Sale Agreement by and between Prestige Capital
            Corporation and Ronco Corporation dated as of October 25, 2005.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Ronco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          RONCO CORPORATION

                          By: /s/ Evan J. Warshawsky
                              -------------------------------------------
                              Evan J. Warshawsky
                              Chief Financial Officer, Vice-President
                              and Secretary

                                  EXHIBIT INDEX

The following Exhibits are filed herewith:

Exhibit     Description
-------     -----------
10.19       Purchase and Sale Agreement by and between Prestige Capital
            Corporation and Ronco Corporation dated as of October 25, 2005.